Exhibit 8.1

The following list identifies our subsidiaries and joint ventures.

Name of Subsidiary	Jurisdiction of Incorporation
Randgold Resources Limited	Jersey, Channel Islands
Isiro (Jersey) Limited	Jersey, Channel Islands
KAS 1 Limited	Jersey, Channel Islands
Kibali (Jersey) Limited	Jersey, Channel Islands
Kibali 2 (Jersey) Limited	Jersey, Channel Islands
Kibali Services Limited	Jersey, Channel Islands
Mining Investments (Jersey) Limited	Jersey, Channel Islands
Morila Limited	Jersey, Channel Islands
Moto (Jersey) 1 Limited	Jersey, Channel Islands
Moto (Jersey) 2 Limited	Jersey, Channel Islands
RAL 1 Limited	Jersey, Channel Islands
RAL 2 Limited	Jersey, Channel Islands
Randgold Resources (Burkina) Limited	Jersey, Channel Islands
Randgold Resources (Côte d’Ivoire) Limited	Jersey, Channel Islands
Randgold Resources (DRC) Limited	Jersey, Channel Islands
Randgold Resources (Ghana) Limited	Jersey, Channel Islands
Randgold Resources (Gounkoto) Limited	Jersey, Channel Islands
Randgold Resources (Kibali) Limited	Jersey, Channel Islands
Randgold Resources (Mali) Limited	Jersey, Channel Islands
Randgold Resources (Secretaries) Limited	Jersey, Channel Islands
Randgold Resources (Senegal) Limited	Jersey, Channel Islands
Randgold Resources (Somilo) Limited	Jersey, Channel Islands
Randgold Resources T1 Limited	Jersey, Channel Islands
Randgold Resources T2 Limited	Jersey, Channel Islands
Border Energy (Pty) Ltd	Australia
Border Resources NL	Australia
Moto Goldmines Australia (Pty) Limited	Australia
Westmount Resources NL	Australia
Randgold Resources Burkina Faso SARL	Burkina Faso
0858065 BC Limited	Canada
Moto Goldmines Limited	Canada
Randgold Resources (Côte d’Ivoire) SARL	Côte d’Ivoire
Société des Mines de Tongon SA	Côte d’Ivoire
Bilanga Palm Oil SARL	Democratic Republic of Congo
Milona Entreprises SARL	Democratic Republic of Congo
KGL Isiro SARL	Democratic Republic of Congo
Kibali Goldmines SA	Democratic Republic of Congo
Randgold Resources Congo SPRL	Democratic Republic of Congo
Kankou Moussa SARL	Mali
Randgold Resources Mali SARL	Mali
Société des Mines de Gounkoto SA	Mali
Société des Mines de Loulo SA	Mali
Société des Mines de Morila SA	Mali
Seven Bridges Trading 14 (Pty) Limited	South Africa
Randgold Resources Tanzania (T) Limited	Tanzania
Kibali Cooperatief UA	The Netherlands

Name of Subsidiary	Jurisdiction of Incorporation
Border Energy East Africa Pty Limited	Uganda
Randgold Resources (UK) Limited	United Kingdom